EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-64072, 333-29999, 333-70815, 333-84837,
333-40332  and  333-99447)  and  on  Forms  S-3  (No  333-99413,  333-86834  and
333-82354) of Genus, Inc. of our report dated February 7, 2003, except as to the first paragraph of Note 7, which is as of March 20, 2003, relating to financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated February 7, 2003, relating to the financial statement schedule, which appears in this Form 10-K.


/s/  PRICEWATERHOUSECOOPERS  LLP

PricewaterhouseCoopers  LLP
San  Jose,  California
March  27,  2003


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